                                                                   Exhibit 21

COMPANY NAME                                 COUNTRY

Domestic (U.S.) Companies
-------------------------
Agere Systems Management Services Inc.       US
Agere Systems EMEA Inc.                      US
Agere Systems Asia Pacific Inc.              US
Agere Systems Holdings Inc.                  US
ATOR Corp.                                   US
BTOR Corp.                                   US
Mustang Acquisition Corp.                    US
Ortel Corporation                            US
Cirent Semiconductor, G.P.                   US
Agere Systems Opto Inc.                      US
Optimay Corp.                                US
Enable Semiconductor, Inc.                   US
Agere Systems Guardian Corp.                 US
Agere Systems Optoelectronics Guardian Corp. US
Agere Systems International LLC              US


Foreign Companies
-----------------
Agere Systems Korea Ltd.                     Korea
Agere Systems Japan Ltd.                     Japan
Agere Systems Singapore Pte. Ltd.            Singapore
Silicon Manufacturing Partners Pte. Ltd.     Singapore, 51% owned by Agere
                                               Systems Singapore Pte. Ltd.
Agere Systems Microelectronics (Thai) Ltd.   Thailand
Agere Systems India Pvt. Ltd.                India
Agere Systems (Shanghai), Co. Ltd.           China
Ortel BVI Ltd.                               British Virgin Islands
Agere Systems Espana S.A.                    Spain
Agere Systems Ltd.                           UK
Agere Systems Nederland B.V.                 Netherlands
Optimay GmbH                                 Germany
Agere Systems Investments Pte Ltd            Singapore
Agere Systems Hong Kong Ltd.                 Hong Kong
Agere Systems Deutschland GmbH & Co. KG      Germany
Agere Systems Deutschland Verwaltungs GmbH   Germany
Agere Systems Management S.L.                Spain
Agere Systems de Mexico S. de R.L. de C.V.   Mexico
Agere Systems Canada Corp.                   Canada